As filed with the Securities and Exchange Commission on November 15, 1996
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                   THE LOUISIANA LAND AND EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

            Maryland                                            72-0244700
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                            Identification No.)

                                LL&E CAPITAL I
                               LL&E CAPITAL II
            (Exact name of registrant as specified in its charter)

            Delaware                                            Applied for
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                            Identification No.)

                            -------------------------

                        Frederick J. Plaeger, II, Esquire
             Vice President, General Counsel and Corporate Secretary
                   The Louisiana Land and Exploration Company
                               909 Poydras Street
                          New Orleans, Louisiana 70112
                                 (504) 566-6500
            (Name, address, including zip code, and telephone number,
                 including area code, of registrants' principal
                    executive offices and agent for service)
                            -------------------------

                                    Copy to:

                             John Schuster, Esquire
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                            -------------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvest- ment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                             CALCULATION OF REGISTRATION FEE

Title of Each Class                                      Proposed Maximum      Proposed Maximum         Amount of
of Securities                        Amount to be         Offering Price      Aggregate Offering      Registration
to be Registered                    Registered (1)(2)       Per Unit(3)         Price(2)(3)(4)             Fee


Debt Securities of the
  Company.......................
Debt Warrants of the
  Company.......................
Capital Stock of the
  Company (1)...................
Capital Stock Purchase Rights
  of the Company (currently
  traded with Capital
  Stock)(1).....................
Capital Stock Warrants of the
  Company.......................
Stock Purchase Contracts of the
  Company.......................
Stock Purchase Units of the
  Company.......................
Trust Preferred
  Securities....................
Trust Preferred Securities
  Guarantees (5)................
    Total......................          $500,000,000             100%           $500,000,000            $60,607(6)


(1) There are being registered hereunder such presently indeterminate number of shares of Capital Stock and Capital Stock Purchase Rights into which certain series of the Securities may be converted and for which no separate consideration will be received and for which Capital Stock Warrants may be exercised.

(2) In U.S. dollars or the equivalent in foreign currency or currency units. If any Debt Securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $500 million to the Registrant.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the regis- tration fee.

(4)  Exclusive of accrued interest or dividends, if any.

(5) No separate consideration will be received for the Trust Preferred Securities Guarantees. The Guarantees include the rights of holders of Trust Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of the Company under the Subordinated Indenture and supplemental indentures related thereto and under the Declarations of Trust of the LL&E Trusts, each as described in the Registration Statement.

(6) Of the total fee due, $90,910 was previously paid in connection with $300,000,000 of securities remaining on Registration Statement No. 33-50991.

                              --------------------

          The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

          The Prospectus contained in this Registration Statement also relates to Registration Statement No. 33-50991 pursuant to Rule 429.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                  $500,000,000

                   THE LOUISIANA LAND AND EXPLORATION COMPANY

                                 Debt Securities
                                  Capital Stock
                               Securities Warrants
                            Stock Purchase Contracts
                                       and
                              Stock Purchase Units

                                 LL&E CAPITAL I
                                 LL&E CAPITAL II

              Trust Preferred Securities Fully and Unconditionally
            Guaranteed by The Louisiana Land and Exploration Company



          The Louisiana Land and Exploration Company (the "Company") may offer, from time to time, in one or more series, its (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) shares of its Capital Stock, par value $0.15 per share (the "Capital Stock"), (v) warrants to purchase Capital Stock (the "Capital Stock Warrants"), (vi) stock purchase contracts (the "Stock Purchase Contracts") to purchase Capital Stock and (vii) stock purchase units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase the Capital Stock under the Stock Purchase Contract. The Debt Warrants, together with the Capital Stock Warrants, are collectively referred to herein as the "Securities Warrants." The Debt Securities, the Capital Stock, the Securities Warrants, the Stock Purchase

Contracts and the Stock Purchase Units are collectively referred to herein as the "Company Securities." LL&E Capital I and LL&E Capital II (each, an "LL&E Trust"), each a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities (the "Trust Preferred Securities") with the payment of dividends and payments on liquidation or redemption of the Trust Preferred Securities guaranteed on a subordinated basis by the Company to the extent described herein and in an accompanying prospectus supplement (the "Trust Guarantee"). The Company is the owner of the trust interests represented by common securities (the "Trust Common Securities") issued by each LL&E Trust. Unless indicated otherwise in a prospectus supplement, each LL&E Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Subordinated Debt Securities.

          The Company Securities and the Trust Preferred Securities are collectively referred to as the "Securities" and will have a maximum aggregate offering price of $500,000,000 (or the equivalent thereof in foreign currency or currency units) and will be offered on terms to be determined by market conditions at the time of sale.

          The Securities may be offered separately or together, in separate series, in amounts and at prices and on terms to be set forth in an accompanying prospectus supplement (a "Prospectus Supplement"). In addition, the specific terms of the Securities in respect of which this Prospectus is being delivered, and whether such Securities will be listed on a national securities exchange, will be set forth in an accompanying Prospectus Supplement.

          The Senior Debt Securities, if issued, will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company, and the Subordinated Debt Securities, if issued, will be unsecured and subordinated to all present and future Senior Indebtedness (as such term will be defined in an accompanying Prospectus Supplement) of the Company. See "DESCRIPTION OF DEBT SECURITIES."

                               -------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

          The Securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the Company or the LL&E Trusts or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement.
See "PLAN OF DISTRIBUTION."

                              --------------------

               This Prospectus may not be used to consummate sales
                      of Securities unless accompanied by a
                             Prospectus Supplement.
                              --------------------

              The date of this Prospectus is              , 199 .

          No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the LL&E Trusts or any underwriter, dealer, or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy Securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 15th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washing-ton, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov. The Capital Stock of the Company is listed on the New York Stock Exchange and such material can also be inspected at the office of such exchange at 20 Broad Street, New York, New York 10005.

          The Company and the LL&E Trusts have filed with the Commission a joint registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities covered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the LL&E Trusts and the Securities covered by this Prospectus.

          No separate financial statements of the LL&E Trusts have been included or incorporated by reference herein. Neither of the LL&E Trusts nor the Company considers such financial statements material to holders of Trust Preferred Securities because
(i) all of the voting securities of each LL&E Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) neither LL&E Trust has independent operations but rather each exists for the purpose of issuing securities representing undivided beneficial interests in the assets of such LL&E Trust and investing the proceeds thereof in Subordinated Debt Securities, and (iii) the obligations of the LL&E Trusts under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The LL&E Trusts" and "DESCRIPTION OF THE TRUST PREFERRED SECURITIES AND TRUST GUARANTEES -- Trust Guarantees."

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The Company hereby incorporates by reference herein its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and (iii) Current Report on Form 8-K filed with the Commission on May 10, 1996.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the securities offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests should be directed to: Corporate Secretary, The Louisiana Land and Exploration Company, P.O. Box 60350, New Orleans, Louisiana 70160, telephone number (504) 566-6500.

                                THE COMPANY

            The Company was founded in 1926 and is today among the largest independent oil and gas exploration and production companies based in the United States. The Company's primary domestic interests lie in the Gulf of Mexico; in south Louisiana where the Company owns nearly 600,000 acres; in the Madden field, a major gas accumulation in Wyoming; and in the Jay oil field in northern Florida. The Company has significant international production, primarily in the North Sea, as well as exploration interests in selected basins around the world.

            The Company's Capital Stock is listed on the New York Stock Exchange under the symbol LLX and on selected foreign exchanges. Unless otherwise indicated or the context otherwise requires, all references in this Prospectus to the Company include The Louisiana Land and Exploration Company and its subsidiaries.

          The Company's principal executive offices are located at 909 Poydras Street, New Orleans, Louisiana 70112. The Company's phone number is (504) 566-6500.

                                 THE LL&E TRUSTS

          Each of LL&E Capital I and LL&E Capital II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (the "Declaration") executed by the Company, as sponsor for such LL&E Trust, and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Unless an accompanying Prospectus Supplement provides otherwise, each LL&E Trust exists for the sole purposes of (i) issuing the Trust Preferred Securities and Trust Common Securities representing undivided beneficial interest in the assets of such LL&E Trust, (ii) investing the gross proceeds of the sale of the Trust Preferred Securities and Trust Common Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an event of default under the applicable Declaration, the rights of the holders of the applicable Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable Trust Preferred Securities. The Company will acquire Trust Common Securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each LL&E Trust. Each LL&E Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable Declaration. Each LL&E Trust's business and affairs will be conducted by the Trustees. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of each LL&E Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such LL&E Trust. At least one of the Trustees of each LL&E Trust will be a person who is an employee or officer of or who is affiliated with the Company (a "Regular Trustee"). One Trustee of LL&E Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of each LL&E Trust will be a legal entity having a principal place of business or an individual resident of the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to each LL&E Trust and the offering of Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be the First National Bank of Chicago, and the Delaware Trustee will be First Chicago Delaware Inc. The office of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801. The principal place of business of each LL&E Trust is c/o The Louisiana Land and Exploration Company, 909 Poydras Street, New Orleans, Louisiana 70112, telephone: (504) 566-6500.

                                 USE OF PROCEEDS

          Except as otherwise described in the accompanying Prospectus Supplement, the net proceeds from the sale or sales of the Company Securities other than the Stock Purchase Contracts and Stock Purchase Units will be used by the Company for general corporate purposes, which may include the reduction of outstanding indebtedness, working capital increases, capital expenditures and acquisitions. Additionally, except as set forth in the Prospectus Supplement, all or substantially all of the proceeds from the sale of Stock Purchase Contracts or Stock Purchase Units will be used to purchase the underlying U.S. Treasury securities. In the event the total initial public offering price of the Securities exceeds the sum of the total underwriting commission for the Stock Purchase Contracts or Stock Purchase Units and the total purchase price of the U.S. Treasury securities, the Company will receive net proceeds from the sale. Any such net proceeds will be used for such general corporate purposes. The foregoing amounts do not include proceeds receivable by the Company upon settlement of Stock Purchase Contracts. Such proceeds, when received, are expected to be used for such general corporate purposes. Except as set forth in the Prospectus Supplement accompanying this Prospectus, each LL&E Trust will use all proceeds received from the sale of Trust Preferred Securities to purchase Subordinated Debt Securities. The Company intends to use the net proceeds from the sale of Subordinated Debt Securities for such general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

  Nine Months                    Year Ended December 31,
    Ended                ---------------------------------------
September 30, 1996       1995     1994     1993    1992     1991
------------------       ----     ----     ----    ----     ----
   3.16x                 1.46x    *        1.36x   *        1.51x

          In the calculation of the Company's ratio of earnings to fixed charges, earnings consist of earnings before income taxes, less the equity in earnings of a 50%-owned affiliate in excess of distributions received, plus fixed charges (net of capitalized interest) and the amortization of previously capitalized interest. Fixed charges consist of interest and amortization of debt discount and expense, whether capitalized or expensed, and a portion of rentals determined to be representative of the interest factor.

----------------

* Earnings for the years ended December 31, 1994 and 1992 were inadequate to cover fixed charges by $361 million and $0.3 million, respectively.

                         DESCRIPTION OF DEBT SECURITIES

          Senior Debt Securities may be issued from time to time in one or more series under an Indenture dated as of June 15, 1992 (the "Senior Indenture"), between the Company and Texas Commerce Bank National Association (the "Senior Trustee"). The Senior Indenture is an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Debt Securities may be issued from time to time in series under an indenture (the "Subordinated Indenture") between the Company and a trustee to be identified in the related Prospectus Supplement (the "Subordinated Trustee"). The Subordinated Indenture will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Debt Trustees." The following statements under this caption are summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms. Capitalized terms used herein and not defined shall have the meanings assigned to them in the related Indenture. The particular terms of the Debt Securities and any variations from such general provisions applicable to any series of Debt Securities will be set forth in the Prospectus Supplement applicable to such series. Under this caption, the phrase "the Company" refers solely to The Louisiana Land and Exploration Company.

General

          The Debt Securities will be unsecured obligations of the Company. Neither Indenture limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that the specific terms of any series of Debt Securities shall be set forth in, or determined pursuant to, an Authorizing Resolution and/or a supplemental indenture, if any, relating to such series.

          Each Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the related Prospectus Supplement.

          The specific terms of the series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement relating thereto, including the following, as applicable:

1.    the title of the series;
2.    the aggregate principal amount of the series;
3.    the date of maturity of such series;
4. the currency or units based on or relating to currencies in which Debt Securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
5. the interest rate or rates and the date or dates from which interest will accrue;
6.    the date or dates on which interest will be payable;
7. the place or places where the principal of and interest on such series will be payable;
8. provisions relating to redemption, if any, and the terms and conditions for such redemption;
9. the denominations in which the Debt Securities are issuable;

10. whether the Debt Securities will be subordinated to any obligations of the Company, and the obligations to which such subordination will apply;
11. the terms, if any, upon which the Debt Securities of such series will be convertible into or exchangeable for other securities or other property;
12. whether and upon what terms the Debt Securities may be defeased;
13. additional or different covenants or Events of Default, if any, with respect to the Debt Securities of such series in addition to or in lieu of the covenants and Events of Default specified in the applicable Indenture; and
14. any additional provisions or other terms not inconsistent with the provisions of the applicable Indenture.

          Debt Securities may be presented for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture.

Global Securities

          The Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities ("Registered Global Security(ies)") that will be deposited with a depositary (a "Depositary") or with a nominee for a Deposi- tary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary, or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. It is expected that the Depositary will accept only Debt Securities that are payable in United States dollars.

          The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

          Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security or persons that may hold interests through participants ("participants"). Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the partic- ipants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). It should be noted that the laws of some states may require that purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

          For so long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indentures. Each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture.

          Principal and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Debt Trustees or any other agent of the Company or agent of the Debt Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Ranking of Debt Securities

          The Senior Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinat- ed debt of the Company.

          The obligations of the Company pursuant to any Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness of the Company, and will be described in an accompanying Prospectus Supplement. The Subordinated Indenture will not contain any limitation on the amount of Senior Indebtedness which may be hereafter incurred by the Company.

Certain Covenants of the Company

          The Senior Indenture contains, among others, the covenants summarized below, which will be applicable (unless waived or amended) to any series of Senior Debt Securities which are outstanding, unless stated otherwise in the Prospectus Supplement relating to such series.

          Restrictions on Liens. The Company or any Restricted Subsidiary shall not incur, issue, assume or guarantee any Debt secured by a mortgage or lien on or pledge of ("Lien") any Principal Property of the Company or any Restricted Subsidiary, or on any Capital Stock or Debt of any Restricted Subsidiary, without effectively providing that the Senior Debt Securities shall be secured equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described below), would not at that time exceed 10% of Consolidated Net Tangible Assets.

          The above restrictions will not apply to, and there will be excluded from Debt in any computation under such restriction, Debt secured by (a) Liens on property of, or on any Capital Stock or Debt, of a corporation (including a Restricted Subsidiary) which Liens exist at the time such corporation becomes a Subsidiary or is consolidated with or merged into the Company or a Subsidiary,
(b) Liens in favor of the Company or a Subsidiary, (c) Liens in favor of governmental bodies including, without limitation, Liens securing industrial revenue or pollution control bonds, (d) Liens to secure the performance of any covenant or obligation to or in favor of or entered into at the request of any governmental body where such security is required pursuant to any contract, order, direction, regulation or statute, (e) Liens on property, which Liens exist at the time of acquisition thereof, and purchase money

Liens which are entered into within 24 months after the acquisition of such property, (f) Liens on property to secure all or part of the cost of exploration, drilling or development thereof to secure Debt incurred to provide funds for any such purpose, (g) Liens involving the sale or other transfer of oil, gas or minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) for such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, royalty interest, mineral payment, the creation of a working interest, joint operating or unitization agreement, or other similar transactions, (h) Liens on oil, gas or other mineral producing property to secure obligations in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation or distribution of, the products derived from such property, (i) Liens on certain types of real and personal property and certain facilities or properties used primarily for purposes other than those of Principal Properties, (j) Liens in existence prior to the date of the Senior Indenture and Liens by any Restricted Subsidiary pursuant to the terms of a document entered into by such Restricted Subsidiary prior to the date when it became a Subsidiary, (k) any extension, renewal or replacement of any Lien referred to in the foregoing clauses (a) through (j) inclusive, (l) pledges or deposits under workmen's compensation or similar statutes and other similar Liens arising in the ordinary course of business, (m) judgment Liens and Liens incurred for the purpose of obtaining a stay or discharge in the course of any legal proceeding, not exceeding $35,000,000 at any time outstanding, (n) landlord's Liens, Liens for taxes not yet due which can thereafter be paid without penalty or which are being contested in good faith and other similar Liens which do not materially impair the use or value of the affected property in the operation of the Company's or any Restricted Subsidiary's business, and (o) easements, rights-of-way, restrictions and similar charges and encumbrances not interfering with the ordinary conduct of the Company's or any Restricted Subsidiary's business.

          Restrictions on Sales and Leasebacks. Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless after giving effect thereto the aggregate amount of all Attributable Debt with respect to all such transactions plus all Debt secured by Liens on Principal Properties (with the exception of secured Debt which is excluded as described above) would not exceed 10% of Consolidated Net Tangible Assets.

          This restriction will not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made within 180 days after its acquisition, construction, substantial repair or alteration, construction, development or substantial improvement, (c) the transaction is between the Company and a Restricted Subsidiary, or between Restricted Subsidiaries, (d) the Company or a Restricted Subsidiary would be entitled to incur a lien on such Principal Property securing Debt in an amount equal to the Attributable Debt with respect to such transaction without equally and rat- ably securing the Senior Debt Securities, or (e) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary ranking on a parity with or senior to the Senior Debt Securities, or to the purchase of other property which will constitute a Principal Property having a fair market value at least equal to the fair market value of the Principal Property leased, an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value (as determined by the Board of Directors) of the Principal Property leased at the time of entering into such arrangement (as determined by the Board of Directors). In lieu of applying proceeds to the retirement of Funded Debt, debentures or notes (including the Debt Securities) of the Company or a Restricted Subsidiary may be surrendered to the applicable trustee for cancellation at a value equal to the principal amount thereof or the Company or a Restricted Subsidiary may credit the principal amount of Funded Debt voluntarily retired within 180 days after such sale, provided that no retirement may be affected by payment of such securities at maturity or pursuant to a mandatory redemption provision.

Merger and Consolidation

          The Indentures provide that the Company may not consolidate with or merge with or into, any other corporation, or transfer all or substantially all of its assets to, any entity unless permitted by law and unless (1) the resulting, surviving or transferee entity, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all of the obligations of the Company under the Debt Securities and the Indentures and (2) immediately after giving effect to, and as a result of, such transaction, no Default (as defined in the applicable Indenture) shall have occurred and be continuing. The Senior Indenture provides that, if upon any such consolidation, merger or transfer a Principal Property would become subject to an attaching Lien that secures Debt, then before the consolidation, merger or transfer occurs, the Company is required by supplemental indenture to secure the Senior Debt Securities by a direct Lien on the Principal Property having priority over all liens on the Principal Property except those already on it. The direct Lien may equally and ratably secure the Senior Debt Securities and any other obligation of the Company or a Subsidiary. The direct Lien may not secure any obligation of the Company that is subordinated to the Senior Debt Securities; however, the Company need not so secure the Senior Debt Securities if (1) upon the consolidation, merger or transfer the attaching Lien will secure the Senior Debt Securities equally and ratably with or prior to Debt secured by the attaching Lien or (2) the Company or a Restricted Subsidiary, under any of the Indenture provisions described in clauses (a) through (o) in the second paragraph under the caption "Restrictions on Liens," could create a Lien on the Principal Property to secure Debt at least equal in an amount to that secured by the attaching Lien.

          These covenants would not apply to a recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Company. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or otherwise that would afford Holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

Certain Definitions

          The term "Subsidiary" of the Company means a corporation more than 50% of the voting stock of which is owned by the Company and/or one or more Subsidiaries of the Company. The term "Restricted Subsidiary" means a Subsidiary of the Company substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America, which owns a Principal Property and which has a Stockholders' Equity exceeding 2% of Consolidated Net Tangible Assets of the Company. "Principal Property" means any oil, gas or mineral producing property and large power shovel, drag line or similar sized equipment used in the production of minerals, or any refining, processing, smelting or manufacturing facility of the Company or any Restricted Subsidiary which is located within the United States of America, other than: motor vehicles, mobile materials-handling equipment and other rolling stock; data processing equipment; facilities in which the aggregate interest of the Company and all Restricted Subsidiaries does not equal or exceed 50%; properties which in the opinion of the Board of Directors are not of material importance to the total business conducted by the

Company and its Subsidiaries as an entirety; or any portion of a particular property which in the opinion of the Board of Directors is not of material importance to the use or operation of such property. "Attributable Debt" means, as to any particular lease, the greater of the fair value of the property subject to the lease (as determined by the Board of Directors) or the total net amount of rent required to be paid during the remaining term of the lease, discounted by the yield to maturity of the Debt Securities. "Consolidated Net Tangible Assets" means the aggregate amount of assets after deducting all current liabilities and all goodwill, trade names, trademarks, patents and like intangibles of the Company and its Subsidiaries. "Stockholders' Equity" means the consolidated capital, surplus, accumulated consolidated earnings retained and used in the business and any accumulated amount of deferred income taxes of the Company and its Subsidiaries. "Debt" means loans, whether or not evidenced by negotiable instruments or securities, or any notes, bonds, debentures or other similar evidences of indebtedness for borrowed money. "Funded Debt" means all indebtedness for money borrowed other than the Debt Securities having a maturity of more than, or being renewable or extendible at the option of the borrower beyond, 12 months from the date of determination.

Events of Default; Rights on Default

          As to any series of Debt Securities, unless otherwise specified in the Prospectus Supplement relating to such series) an "Event of Default" is defined to mean failure to pay interest on the series when due for 30 days; failure to pay principal of the series when due; failure on the Company's part to observe any of its other agreements in the applicable Indenture or the Securities applicable to the series for a period of 90 days after notice to the Company (given as described below); and certain events of bankruptcy or reorganization of the Company.

          If an Event of Default on a series occurs and is continuing, either the applicable Debt Trustee or the Holders of not less than 25% of the principal amount of the series then outstanding may declare the principal and accrued interest of all the Debt Securities of the series due and payable immediately by written notice to the Company (and to the applicable Debt Trustee, if given by the Securityholders). However, such declaration and its consequences may be rescinded and annulled by the Holders of a majority in principal amount of the series then outstanding, upon the conditions provided in the applicable Indenture.

          Under the Indentures, each Debt Trustee shall, within 90 days after the occurrence of a default on a series, give to the Holders of the series written notice of all uncured defaults; provided that, except in the case of default in the payment of principal of or interest on any of the Debt Securities of the series, the applicable Debt Trustee may withhold such notice if in good faith it determines that the withholding of such notice is in the interest of the Holders of the series.

          The Company is required, pursuant to the terms of the Indentures, to deliver to the Debt Trustees within 120 days after the end of each fiscal year a certificate of certain of the Company's officers stating whether the signers know of any default by the Company in performing any of its obligations under the applicable Indenture (and, if one has occurred, specifying its nature).

          In case an Event of Default on a series shall occur and is continuing, the applicable Debt Trustee will be required to exercise its rights and powers and use the degree of care and skill of a prudent person in the conduct of such person's own affairs. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Debt Securities of a series may direct the applicable Debt Trustee in its exercise of any trust or power. Except as specifically provided in the Indentures, nothing therein relieves the Debt Trustees from liability for their own negligent action, their own negligent failure to act or their own willful misconduct.

          No Holder of the Debt Securities of a series will have any right to pursue any remedy with respect to the applicable Indenture unless such Holder previously shall have given to the Debt Trustee thereunder written notice of a default on such series (and no inconsistent notice shall be subsequently delivered to such Debt Trustee) and unless also the Holders of at least 25% of the principal amount of outstanding Debt Securities of the series shall have made a written request to the applicable Debt Trustee to pursue the remedy, offering indemnity satisfactory to such Debt Trustee, and such Debt Trustee does not comply with such request within 60 days after receipt of such request. The right of each Holder of the Debt Securities to enforce such Holder's rights to receive payment of principal of, or interest on, the Debt Securities held by such Holder shall not be impaired without such Holder's consent.

Defeasance

          Under the terms of the Indentures and the Debt Securities, the Company, at its option, (a) will be Discharged (as defined in the Indentures) from any and all obligations in respect of the Debt Securities of a series (except in each case for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with the covenants of the applicable Indenture, in each case, if the Company irrevocably deposits with the applicable Trustee, in trust, money or (in the case of Debt Securities denominated in currency of the United States) U.S. Government Obligations (as defined in the Indentures) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the Debt Securities of the series on the dates such payments are due in accordance with the terms of the series.

          To exercise the option under clause (a) above, the Company is required to deliver to the applicable Debt Trustee an opinion of counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance. No opinion of counsel is required to effect a defeasance under clause (b) above and, under current Federal income tax law, a defeasance under clause (b) may be treated as a taxable exchange of the Debt Securities for an interest in the trust. If a taxable exchange is deemed to have occurred, each Holder of the series would recognize gain or loss equal to the difference between the Securityholder's cost or other tax basis for the Debt Securities and the value of the Securityholder's interest in the trust, and thereafter would be required to include in income his share of the income, gain and loss of the trust. Prospective investors are urged to consult their own tax advisors as to the specific consequences of such a defeasance.

          In the event the Company exercises its option under clause (b) of the second preceding paragraph and the series are declared due and payable because of the occurrence of any Event of Default on the series, the amount of money and U.S. Government Obligations on deposit with the applicable Debt Trustee will be sufficient to pay amounts due on the series at the time of their stated maturity but may not be sufficient to pay amounts due on the series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

Conversion Rights of Debt Securities

          If so indicated in the applicable Prospectus Supplement with respect to a particular series of Debt Securities, holders of such series of Debt Securities will be entitled, at any time prior to the date set forth in the Prospectus Supplement relating to such series, subject to prior redemption, to convert such Debt Securities or portions thereof into Capital Stock or other securities or other property, at the conversion rate stated in the Prospectus Supplement, subject to adjustment as described below or in the applicable Prospectus Supplement. The right to convert Debt Securities called for redemption will terminate at the close of business on the date immediately preceding the redemption date, and will be lost if not exercised prior to that time unless the Company defaults in making the payments due upon redemption.

          To convert a Debt Security, a Holder must (i) complete and manually sign the conversion notice (the "Conversion Notice") on the back of the Debt Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (ii) surrender the Debt Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date by which such notice shall have been received and the Debt Security shall have been so surrendered to the Conversion Agent is the Conversion Date. Such Conversion Notice shall be irrevocable and may not be withdrawn by a Holder for any reason.

          Unless otherwise provided in the applicable Prospectus Supplement, the conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of Capital Stock as a dividend or distribution on the Capital Stock; subdivisions, combinations and certain reclassifications of Capital Stock; the issuance to all holders of Capital Stock of shares or certain rights or warrants to subscribe for shares of Capital Stock at less than the then current market price per share; and the distribution to all holders of Capital Stock of any assets (other than cash dividends paid out of retained earnings) or debt securities or certain rights or warrants to purchase assets or debt securities. The Company may also increase the conversion rate at any time, temporarily or otherwise, by any amount so long as the conversion rate does not cause Capital Stock to be issued at less than its par value.

          No adjustment in the conversion rate will be required unless such adjustment would require a change of at least 1% of the price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

          If any Debt Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Debt Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Debt Security shall have been called for redemption during such period, in which case no such payment shall be required), and the interest on the principal amount of the Debt Security being converted will be paid on such next succeeding interest payment date to the registered holder of such Debt Security on the immediately preceding record date. A Debt Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Debt Security being converted will be paid on such interest payment date to the registered holder of such Debt Security on the immediately preceding record date, except as otherwise provided by the applicable Indenture. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Subordinated Debt Security or for dividends on the Capital Stock issued on conversion.

Modification of the Indentures

          Unless the resolution establishing the terms of a series otherwise provides, the applicable Indenture and the Debt Securities may be amended, and any default may be waived as follows: the Debt Securities and the applicable Indenture may be amended with the consent of holders of a majority in principal amount of the Debt Securities of all series affected voting as one class. A default with respect to a series may be waived with the consent of the holders of a majority in principal amount of the Debt Securities of the series. However, without the consent of each holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any Debt Security or the amount of principal of any Debt Security issued with original issue discount that would be due on acceleration thereof, (5) change the currency in which principal or interest on a Debt Security is payable, (6) waive any default in payment of interest on or principal of a Debt Security or (7) change certain provisions of the applicable Indenture regarding waiver of past defaults and amendments with the consent of holders other than to increase the principal amount of Debt Securities required to consent. Without the consent of any holder, either Indenture, the Debt Securities or any coupons may be amended to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption of Company obligations to holders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions in the applicable Indenture not apply to a series of Debt Securities not previously issued; to create a series and establish its terms; to provide for a separate Debt Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any holder. As of September 30, 1996, $400,000,000 principal amount of Securities were outstanding under the Senior Indenture and no Debt Securities were outstanding under the Subordinated Indenture. The Indentures do not limit the amount of Securities which may be issued in the future.

Senior Trustee

          Texas Commerce Bank National Association acts as a depositary of funds of, extends lines of credit to, and performs other services for the Company and its affiliates in the normal course of its business.

                          DESCRIPTION OF CAPITAL STOCK

          The Company is authorized by its charter to issue 100 million shares of its Capital Stock with a par value of $0.15 per share. As of September 30, 1996, there were 34,164,626 shares of Capital Stock outstanding held by approximately 6,333 holders of record, excluding holders whose shares of record are held by brokers.

Capital Stock

          The holders of Capital Stock are entitled to cast one vote for each share on all matters submitted to a vote of stockholders and are not entitled to cumulate votes for the election of directors. Except in cases in which it is by statute, by charter or by the by-laws otherwise provided, a majority of the votes cast is sufficient to elect and pass any measure. Charter amendments, mergers, consolidations, share exchanges and the dissolution of the Company generally require the approval of two-thirds of the outstanding shares of Capital Stock. The holders of Capital Stock do not have preemptive rights to subscribe for or to purchase any additional shares of Capital Stock of the Company. There are no redemption or sinking fund provisions applicable to the Capital Stock. The holders of the Capital Stock are not subject to further calls or assessments by the Company. In the event of liquidation, holders of Capital Stock are entitled to share in the distribution of assets remaining after payment of debts, liquidation preference of any outstanding preferred stock, and expenses. The holders of Capital Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. The outstanding shares of Capital Stock and the shares of Capital Stock to be distributed in connection with any offerings pursuant to this Prospectus will be fully paid and nonassessable when issued.

          The Company has adopted a stock purchase rights plan which could have the effect of discouraging certain attempts to acquire the Company without the approval of its Board of Directors. The Company's Board of Directors has declared a dividend to stockholders consisting of one Capital Stock Purchase Right (a "Right") on each outstanding share of Capital Stock. A

Right will also be issued with each share of Capital Stock that becomes outstanding prior to the time the Rights become exer- cisable or expire. If a person or group acquires beneficial ownership of 20% or more, or announces a tender offer that would result in beneficial ownership of 20% of more, of the shares of outstanding Capital Stock, the Rights become exercis- able ten days thereafter and each Right will entitle its holder to purchase one share of Capital Stock for $175.

          If a person or group were to acquire 20% or more of the outstanding Capital Stock, or if a 20% holder were to acquire the Company by means of a reverse merger in which the Company and its Capital Stock survive or were to engage in certain "self-dealing" transactions, each Right not owned by the acquiring person would entitle its holder to purchase, for $175, Capital Stock of the Company having a market value of $350. Alternatively, if the Company is acquired in a business combination transaction, each Right not owned by the 20% holder will entitle its holder to purchase, for $175, common shares of the acquiring company having a market value of $350. Each Right can be redeemed by the Company for $.01, subject to the occurrence of certain events and other restrictions, and expires in 2006. The Rights may cause substantial ownership dilution to a person or group that attempts to acquire the Company without approval of the Company's Board of Directors. The Rights should not interfere with a business combination transaction that has been approved by the Company's Board of Directors before any person acquires 20% or more of the outstanding Capital Stock.

Maryland Anti-Takeover Provisions

          Maryland Fair Price Provisions. The Maryland "fair price" statute may discourage persons or entities from attempting to gain control of a corporation. This law imposes certain statutory requirements with respect to "business combinations," such as mergers and other similar transactions and specified transfers of assets and securities, when such transactions are between a company and an "interested stockholder" or an affiliate of an "interested stockholder" (one who owns beneficially, directly or indirectly, 10% or more of the outstanding voting stock of the corporation or an affiliate or associate of such beneficial owner who was such a 10% holder at any time in the last two years).

          Under the Maryland "fair price" statute, business combinations, including a second-stage merger transaction, with an "interested stockholder" may not be consummated for a period of five years following the most recent date on which the "interested stockholder" becomes an "interested stockholder." After this five-year period, unless certain value and other standards are met (in the case of the merger-type second-stage transaction) or an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an "interested stockholder" unless recommended by the board of directors of the corporation, and approved by the affirmative vote of at least 80% of the votes entitled to be cast by the holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by the holders of the voting stock held by stockholders other than the "interested stockholder." A business combination with an "interested stockholder" which is approved by the board of directors of a Maryland corporation at any time before an "interested stockholder" first becomes an "interested stockholder" is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding voting stock and 66 2/3% of the votes entitled to be cast by the holders of the voting stock other than the "interested stockholders." Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an "interested stockholder" on the date of the stockholder vote. The Company has not adopted any such amendment to its Charter.

          Maryland Control Share Acquisition Provision. Maryland law imposes limitations on voting rights in a "control share acquisition." The Maryland statute defines "control shares" as shares representing between 20% and 33-1/3%, 33-1/3% and 50%, and 50% or higher of the outstanding shares, and requires a two-thirds stockholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person gives a written undertaking to pay the corporation's expenses of the special meeting. In addition, unless the charter or by-laws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the charter or by-laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares which results in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or by-law provision is adopted for such purpose prior to the control share acquisition. There are no such provisions in the charter or by-laws of the Company.

          Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained herein is not intended to be complete.

                       DESCRIPTION OF THE TRUST PREFERRED
                         SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

          The Declaration of Trust (the "Declaration") pursuant to which each LL&E Trust is organized authorizes the trustees (the "Trustees") of such trust to issue on behalf of such LL&E Trust one series of Trust Preferred Securities and one series of Trust Common Securities (together, the "Trust Securities"). Each Declaration will be qualified as an indenture under the Trust Indenture Act.

          The Trust Preferred Securities will have such terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Trust Preferred Securities of such LL&E Trust for specific terms, including
(i) the distinctive designation of Trust Preferred Securities, (ii) the number of Trust Preferred Securities issued by such LL&E Trust, (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such LL&E Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Trust Preferred Securities issued by such LL&E Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by the Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such LL&E Trust to the holder of Trust Preferred Securities of such LL&E Trust upon voluntary or involuntary dissolution, winding-up or termination of such LL&E Trust, (vi) the terms and conditions, if any, under which Trust Preferred Securities of such LL&E Trust may be converted into shares of Capital Stock of the Company, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire, (vii) the terms and conditions, if any, upon which the related series of the applicable Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities of such Trust, (ix) the obligation, if any, of such LL&E Trust to purchase or redeem Trust Preferred Securities issued by such LL&E Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by such LL&E Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (x) the voting rights, if any, of Trust Preferred Securities issued by such LL&E Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by such LL&E Trust, as a condition to specified action or amendments to the Declaration of such LL&E Trust, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such LL&E Trust consistent with the Declaration of such LL&E Trust or with applicable law. Pursuant to each Declaration, the Property Trustee will own the Subordinated Debt Securities purchased by the applicable LL&E Trust for the benefit of the holders of the Trust Preferred Securities. The payment of distributions out of money held by the LL&E Trusts, and payments upon redemption of Trust Preferred Securities or liquidation of any LL&E Trust, are guaranteed by the Company to the extent described under "--Trust Guarantees."

          Certain federal income tax considerations applicable to an investment in Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

          In connection with the issuance of Trust Preferred Securities, each LL&E Trust will also issue one series of Trust Common Securities. Each Declaration of the Trust authorizes the Regular Trustee of an LL&E Trust to issue on behalf of such LL&E Trust one series of Trust Common Securities having such terms, including distributions, conversion, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the Prospectus Supplement relating to the Trust Preferred Securities, the terms of the Trust Common Securities issued by such LL&E Trust will be substantially identical to the terms of each LL&E Trust Preferred Securities issued by such LL&E Trust, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata with the Trust Preferred Securities except that, upon an event of default under the applicable Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees of a Trust. All of the Trust Common Securities of each LL&E Trust will be directly or indirectly owned by the Company.

          First National Bank of Chicago extends lines of credit to and performs other services for the Company and its affiliates in the normal course of its business.

Trust Guarantees

          Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The accompanying Prospectus Supplement will describe any significant differences between the actual terms of the Trust Guarantees and the summary below. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

          General. The Company will irrevocably and unconditionally agree, to the extent set forth in the Trust Guarantee, to pay in full, to the holders of Trust Preferred Securities of each series, the Trust Guarantee Payments (as defined below) (except to the extent paid by such LL&E Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such LL&E Trust may have or assert. The following payments with respect to any series of Trust Preferred Securities to the extent not paid by the applicable LL&E Trust (the "Trust Guarantee Payments") will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Trust Preferred Securities of such series, to the extent such LL&E Trust shall have funds legally available therefor, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), payable out of funds legally available therefor with respect to any Trust Preferred Securities called for redemption by such LL&E Trust and (iii) upon a liquidation of such LL&E Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities issued by such LL&E Trust), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Trust Preferred Securities of such series to the date of payment and (b) the amount of assets of such LL&E Trust remaining available for distribution to holders of Trust Preferred Securities of such series in liquidation of such LL&E Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable LL&E Trust to pay such amounts to such holders.

          Covenants of the Company. In each Trust Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable LL&E Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of such LL&E Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its Capital Stock (other than (i) purchases or acquisitions of shares of Capital Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (iii) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock of the Company or the security being converted or exchanged or (iv) purchases or acquisitions of shares of Capital Stock to be used in connection with acquisitions of Capital Stock by shareholders pursuant to the Company's dividend reinvestment plan) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) other than at stated maturity issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

          Amendments and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities of any series (in which case no vote will be required), each Trust Guarantee with respect to any series of Trust Preferred Securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Trust Preferred Securities of such series. The manner of obtaining any such approval of holders of the Trust Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the applicable series of Trust Preferred Securities then outstanding.

          Termination of the Trust Guarantees. Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by the applicable LL&E Trust (a) upon full payment of the redemption price of all Trust Preferred Securities of such LL&E Trust, (b) upon distribution of the Subordinated Debt Securities held by such LL&E Trust to the holders of the Trust Preferred Securities of such LL&E Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such LL&E Trust upon liquidation of such LL&E Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable LL&E Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee. The subordination provisions of the Subordinated Debt Securities and the Trust Guarantees, respectively, will provide that in the event payment is made on the Subordinated Debt Securities or the Trust Guarantees in contravention of such provisions such payments will be paid over to the holders of Senior Indebtedness.

          Ranking of the Trust Guarantee. Each Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock, if any, hereafter issued by the Company and with any guarantee hereafter entered into by the Company in respect of any preferred or preference stock or interests of any affiliate of the Company and (iii) senior to the Company's Capital Stock. Each Declaration will provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Trust Guarantee.

          Each Trust Guarantee will constitute a guarantee of payment and not of collection. The Trust Guarantee will be deposited with the Property Trustee to be held for the benefit of any series of Trust Preferred Securities. The Property Trustee will have the right to enforce the Trust Guarantee on behalf of the holders of any series of Trust Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of a series of Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Trust Guarantee applicable to such series of Trust Preferred Securities, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce the Trust Guarantee as above provided, any holder of Trust Preferred Securities of a series to which such Trust Guarantee pertains may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee, without first instituting a legal proceeding against LL&E Trust, or any other person or entity. Each Trust Guarantee will not be discharged except by payment of the Trust Guarantee Payments in full to the extent not paid by the applicable LL&E Trust, and by complete performance of all obligations under such Trust Guarantee.

          Governing Law. Each Trust Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF SECURITIES WARRANTS

          The Company may issue Securities Warrants for the purchase of Debt Securities or Capital Stock. Securities Warrants may be issued independently or together with Debt Securities or Capital Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or Capital Stock. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant certificates relating to the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant certificates or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Warrant Agreements and Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Securities Warrants.

General

          If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable:

            (i)  the offering price;

           (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

          (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Debt Security;

           (iv) the date, if any, on and after which such Securities Warrants and any related series of Debt Securities will be transferable separately;

            (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise;

           (vi) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire;

          (vii) whether the Securities Warrants will be issued in registered or bearer form;

         (viii) any special United States Federal income tax consequences;

           (ix) the terms, if any, on which the Company may accelerate the date by which the Securities Warrants must be exercised; and

            (x)  any other terms of such Securities Warrants.

          In the case of Securities Warrants for the purchase of Capital Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and the exercise price; (iii) the designation and terms of the series of Debt Securities with which such Securities Warrants are being offered, if any, and the number of such Securities Warrants being offered with each such Debt Security; (iv) the date, if any, on and after which such Securities Warrants and any related series of Debt Securities or Capital Stock will be transferable separately; (v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vi) any special United States Federal income tax consequences; (vii) the terms, if any, on which the Company may accelerate the date by which the Securities Warrants must be exercised; and (viii) any other terms of such Securities Warrants.

          Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Capital Stock, holders of such Securities Warrants will not have any rights of holders of such Capital Stock, including the right to receive payments of dividends, if any, on such Capital Stock, or to exercise any applicable right to vote.

Exercise of Securities Warrants

          Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Capital Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

          Securities Warrants may be exercised by delivering to the applicable Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities or Capital Stock, as the case may be, pur- chasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price in cash or by certified or official bank check, subject to the receipt within five (5) business days of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the applicable Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities or Capital Stock, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Warrant Agreements

          The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the applicable Securities Warrants.

Warrant Adjustments

          The applicable Prospectus Supplement will specify the manner, if any, in which the exercise price of, and the number or amount of securities covered by, a Capital Stock Warrant are subject to adjustment in certain circumstances.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

          The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Capital Stock at a future date or dates. The price per share of Capital Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Capital Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

          The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

          The Company or the LL&E Trusts may sell the Securities (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or
(iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to any offering of Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Securities and the proceeds to the Company or the LL&E Trusts from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed.

          If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Securities from the Company or the LL&E Trusts at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the accompanying Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

          Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act or to contribution by the Company to payments they may be required to make in respect thereof.

          Securities may not be offered or sold directly or indirectly in Great Britain other than to purchasers whose ordinary business it is to buy or sell shares or debentures

(except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act of 1985), and this Prospectus and any Prospectus Supplement or any other offering material relating to the Securities may not be distributed in or from Great Britain other than to persons whose business involves the acquisition and disposal, or the holding, of securities whether as principal or as agent.

          Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

          Certain legal matters in connection with the Securities other than the Trust Securities will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Certain legal matters in connection with the Trust Securities will be passed upon for the Company and each LL&E Trust by Richards, Layton & Finger, special Delaware counsel to the Company and the LL&E Trusts. Kenneth W. Orce, a director of the Company, is a partner of Cahill Gordon & Reindel and, as of September 30, 1996, owned 6,250 shares of Capital Stock of the Issuer, including 1,250 currently exercisable options.

                                     EXPERTS

          The consolidated financial statements of the Company and the consolidated financial statements of MaraLou Nether- lands Partnership and subsidiary as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The reports of KPMG Peat Marwick LLP covering the Company's consolidated financial statements refer to the adoption in 1993 of the methods of accounting for income taxes and postretirement benefits other than pensions prescribed by Statement of Financial Accounting Standards Nos. 109 and 106, respectively, and to the change in 1994 of the methods of assessing the impairment of the capitalized costs of proved oil and gas properties and other long-lived assets.

          The report of KPMG Peat Marwick LLP covering the consolidated financial statements of Maralou Netherlands

Partnership and subsidiary refers to the adoption in 1993 of the method of accounting for income taxes prescribed by Statement of Financial Accounting Standard No. 109.

          With respect to the unaudited interim financial information of the Company for the nine-months ended September 30, 1996 and 1995, the six-months ended June 30, 1996 and 1995 and the three-months ended March 31, 1996 and 1995, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Forms 10-Q and incorporated by reference herein state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement on Form S-3 prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
  Registration Fee .........................................     $ 60,607
Cost of Printing ...........................................       30,000
Rating Agency Fees .........................................      105,700
Independent Auditors' Fees and Expenses ....................       40,000
Legal Services and Expenses (including
  Blue Sky fees and expenses) ..............................       50,000
Trustees' Fees and Expenses ................................       17,000
Miscellaneous ..............................................       21,693
                                                                 --------
                           Total ...........................     $325,000
                                                                 ========

          Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company

          Under the Article entitled "Corporations and Associations" of the Annotated Code of the State of Maryland, Section 2-418, the Company is empowered to indemnify directors, officers, agents and employees, to purchase and maintain liability insurance on behalf of such persons and to create other and further rights of indemnification by by-law or otherwise. The present indemnification provisions (Article VII, Section 6) of the Company's by-laws expressly provide indemnification for officers and directors of the Company and its subsidiary companies. The indemnification provisions apply to both civil and criminal actions and permit indemnification against expenses (including attorneys' fees), judgments, fines, costs and amounts paid in settlement actually and reasonably incurred if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal proceedings, if he had no reason to believe his conduct was unlawful.

          The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities

Act of 1933, under liability insurance policies carried by the Company.

LL&E Trusts

          Each Declaration of Trust pursuant to which each LL&E Trust is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the applicable LL&E Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such LL&E Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such LL&E Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable LL&E Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each Declaration of Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration of Trust.

The Registrants

          Reference is made to the Forms of Underwriting Agreements, to be filed as Exhibits 1.1, 1.2 and 1.3 hereto, which contain provisions for indemnification of each of the registrants, their directors, officers and any controlling persons, by the Underwriters against certain liabilities for information furnished by the Underwriters.

          For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

Item 16.    EXHIBITS.

      1.1*  --    Form of Underwriting Agreement between
                  the Company and the Underwriter(s) with
                  respect to Debt Securities, Capital
                  Stock and Securities Warrants.
      1.2*  --    Form of Underwriting Agreement between
                  the Company and the Underwriter(s) with
                  respect to Stock Purchase Contracts and
                  Stock Purchase Units.
      1.3*  --    Form of Underwriting Agreement among
                  LL&E Trust, the Company and the
                  Underwriter(s) with respect to Trust
                  Preferred Securities.
      1.4*  --    Form of Agency Agreement.
      1.5*  --    Form of Distribution Agreement.
      4.1   --    Indenture, dated as of June 15, 1992,
                  between the Company and Texas Commerce National Association, as Trustee (including form of Senior Debt Security)
                  (incorporated herein by reference to Exhibit 4.1 to the
                  Registrant's Registration Statement No. 33-50991 on Form S-3,
                  as amended).
      4.2*        -- Form of Subordinated Indenture (including form of
                  Subordinated Debt Security).
      4.3   --    Certificate of Trust of LL&E Capital I.
      4.4   --    Certificate of Trust of LL&E Capital II.
      4.5   --    Declaration of Trust of LL&E Capital I,
                  as amended.
      4.6   --    Declaration of Trust of LL&E Capital II,
                  as amended.
      4.7*  --    Form of Purchase Contract Agreement
                  between the Company and the Purchase
                  Contract Agent.
      4.8*        -- Form of Pledge Agreement among the Company, the Collateral
                  Agent, and the Purchase Contract Agent.
      4.9   --    Copies of the instruments with respect
                  to the Company's long-term debt are
                  available to the Securities and Exchange
                  Commission upon request.

      4.10*--     Form of Capital Stock Warrant Agreement
                  (including Form of Warrant).
      4.11*--     Rights Agreement dated as of May 9, 1996 among the Company and the First Chicago Trust Company of New York (as Rights Agent).
                  (Incorporated by reference to Exhibit 4 to the Company's
                  Current Report on Form 8-K dated May 10, 1996 Commission File
                  No. 1-959.)
      5.1*  --    Opinion of Cahill Gordon & Reindel.
      5.2*  --    Opinion of Richards, Layton & Finger.
      12.1  --    Statement of Computation of Ratio of
                  Earnings to Fixed Charges.
      15.1  --    Letter re Unaudited Interim Financial
                  Information.
      23.1  --    Consent of KPMG Peat Marwick LLP.
      23.2*--     Consent of Cahill Gordon & Reindel
                  (included as part of Exhibit 5.1).
      23.3*--     Consent of Richards, Layton & Finger
                  (included in Exhibit 5.2).
      24.1  --    Powers of Attorney
      25.1*--     Form T-1 Statement of Eligibility of the Senior Trustee under the Trust Indenture Act of 1939, as amended.
      25.2*--     Form T-1 Statement of Eligibility of the Subordinated Trustee
                  under the Trust Indenture Act of 1939, as amended.
      25.3*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                               , as Trustee under the Amended and Restated
                  Declaration of Trust of LL&E Capital I.
      25.4*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                           , as Trustee under the Amended
                  and Restated Declaration of Trust of
                  LL&E Capital II.
      25.5*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                          , as Trustee under the Trust Guarantee of the Company
                  for the benefit of the holders of Trust Preferred Securities of the Company Capital I.
      25.6*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                             , as Trustee under the Preferred Securities
                  Guarantee of LL&E for the benefit of the holders of Trust
                  Preferred Securities of LL&E Capital II.

---------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of the Company and incorporated herein by reference.



ITEM 17.    UNDERTAKINGS.

      (a)   The undersigned Registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Sec-tion 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any lia-bility under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered herein which remain unsold at the termination of the offering.

      (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

      (e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, The Louisiana Land and Exploration Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned thereunto duly authorized in the City of New Orleans, State of Louisiana, on the 15th day of November, 1996.

                                    THE LOUISIANA LAND AND EXPLORATION
                                     COMPANY



                                    By:/s/ Frederick J. Plaeger, II
                                        ----------------------------------
                                          Frederick J. Plaeger, II
                                          Vice President, General
                                          Counsel and
                                          Corporate Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                       TITLE                     DATE


          *                      Chairman of the Board,    November 15, 1996
---------------------------      Chief Executive
  H. Leighton Steward            Officer and
                                 Director (Principal
                                 Executive Officer)

          *                      President,                November 15, 1996
---------------------------      Chief Operating
  Richard A. Bachmann            Officer and Director


          *                      Senior Vice President     November 15, 1996
---------------------------      and Chief Financial
 Louis A. Raspino, Jr.           Officer (Principal
                                 Financial Officer)

          *                      Vice President and        November 15, 1996
---------------------------      Controller (Principal
   Jerry D. Carlisle             Accounting Officer)

          *                      Director                  November 15, 1996
---------------------------
   Robert E. Howson

          *                      Director                  November 15, 1996
---------------------------
    Eamon M. Kelly

          *                      Director                  November 15, 1996
---------------------------
   Kenneth W. Orce

          *                      Director                  November 15, 1996
---------------------------
    Victor A. Rice

          *                      Director                  November 15, 1996
---------------------------
    John F. Schwarz

          *                      Director                  November 15, 1996
---------------------------
    Orin R. Smith

          *                      Director                  November 15, 1996
---------------------------
    Carroll W. Suggs

          *                      Director                November 15, 1996
---------------------------
   Arthur R. Taylor

          *                      Director                November 15, 1996
---------------------------
   W.R. Timken, Jr.

          *                      Director                November 15, 1996
---------------------------
  Carlisle A.H. Trost


/s/ Frederick J. Paleger, II
----------------------------
    Frederick J. Plaeger, II
Vice President, General Counsel
and Corporate Secretary
(As attorney-in-fact for each
  of the persons indicated)*

                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, each of LL&E Capital I and LL&E Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New Orleans, State of Louisiana on the 15th day of November 1996.

                                    LL&E CAPITAL I, a Delaware
                                      business trust

                                    By:  The Louisiana Land and
                                          Exploration Company,
                                          as Depositor


                                    By:/s/ Louis A. Raspino, Jr.
                                       -------------------------------
                                       Name:  Louis A. Raspino, Jr.
                                       Title: Senior Vice President and
                                               Chief Financial Officer

                                    LL&E CAPITAL II, a Delaware
                                      business trust

                                    By:  The Louisiana Land and
                                          Exploration Company,
                                          as Depositor


                                    By:/s/ Louis A. Raspino, Jr.
                                       -------------------------------
                                       Name:  Louis A. Raspino, Jr.
                                       Title: Senior Vice President and
                                               Chief Financial Officer

                               EXHIBIT INDEX


      1.1*  --    Form of Underwriting Agreement between
                  the Company and the Underwriter(s) with
                  respect to Debt Securities, Capital
                  Stock and Securities Warrants.
      1.2*  --    Form of Underwriting Agreement between
                  the Company and the Underwriter(s) with
                  respect to Stock Purchase Contracts and
                  Stock Purchase Units.
      1.3*  --    Form of Underwriting Agreement among
                  LL&E Trust, the Company and the
                  Underwriter(s) with respect to Trust
                  Preferred Securities.
      1.4*  --    Form of Agency Agreement.
      1.5*  --    Form of Distribution Agreement.
      4.1   --    Indenture, dated as of June 15, 1992,
                  between the Company and Texas Commerce National Association, as Trustee (including form of Senior Debt Security)
                  (incorporated herein by reference to Exhibit 4.1 to the
                  Registrant's Registration Statement No. 33-50991 on Form S-3,
                  as amended).
      4.2*        -- Form of Subordinated Indenture (including form of
                  Subordinated Debt Security).
      4.3   --    Certificate of Trust of LL&E Capital I.
      4.4   --    Certificate of Trust of LL&E Capital II.
      4.5   --    Declaration of Trust of LL&E Capital I,
                  as amended.
      4.6   --    Declaration of Trust of LL&E Capital II,
                  as amended.
      4.7*  --    Form of Purchase Contract Agreement
                  between the Company and the Purchase
                  Contract Agent.
      4.8*        -- Form of Pledge Agreement among the Company, the Collateral
                  Agent, and the Purchase Contract Agent.
      4.9   --    Copies of the instruments with respect
                  to the Company's long-term debt are
                  available to the Securities and Exchange
                  Commission upon request.
      4.10*--     Form of Capital Stock Warrant Agreement
                  (including Form of Warrant).
      4.11*--     Rights Agreement dated as of May 9, 1996
                  among the Company and the First Chicago
                  Trust Company of New York (as Rights
                  Agent).  (Incorporated by reference to
                  Exhibit 4 to the Company's Current

                  Report on Form 8-K dated May 10, 1996 -
                  Commission File No. 1-959.)
      5.1*  --    Opinion of Cahill Gordon & Reindel.
      5.2*  --    Opinion of Richards, Layton & Finger.
      12.1  --    Statement of Computation of Ratio of
                  Earnings to Fixed Charges.
      15.1  --    Letter re Unaudited Interim Financial
                  Information.
      23.1  --    Consent of KPMG Peat Marwick LLP.
      23.2*--     Consent of Cahill Gordon & Reindel
                  (included as part of Exhibit 5.1).
      23.3*--     Consent of Richards, Layton & Finger
                  (included in Exhibit 5.2).
      24.1  --    Powers of Attorney
      25.1*--     Form T-1 Statement of Eligibility of the Senior Trustee under the Trust Indenture Act of 1939, as amended.
      25.2*--     Form T-1 Statement of Eligibility of the Subordinated Trustee
                  under the Trust Indenture Act of 1939, as amended.
      25.3*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                               , as Trustee under the Amended and Restated
                  Declaration of Trust of LL&E Capital I.
      25.4*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                           , as Trustee under the Amended
                  and Restated Declaration of Trust of
                  LL&E Capital II.
      25.5*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                          , as Trustee under the Trust Guarantee of the Company
                  for the benefit of the holders of Trust Preferred Securities of the Company Capital I.
      25.6*--     Form T-1 Statement of Eligibility under
                  the Trust Indenture Act of 1939 of
                             , as Trustee under the Preferred Securities
                  Guarantee of LL&E for the benefit of the holders of Trust
                  Preferred Securities of LL&E Capital II.

---------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of the Company and incorporated herein by reference.